GINKGO BIOWORKS, INC.
2008 STOCK INCENTIVE PLAN
AS AMENDED AS OF JUNE 18, 2014

1.	Purpose.
The purpose of this plan (the “Plan”) is to secure for Ginkgo BioWorks, Inc., a Delaware corporation (the “Company”), and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company’s future growth and success. Under the Plan recipients may be awarded both (i) Options (as defined in Section 2.1) to purchase the Company’s common stock, $.01 par value (“Common Stock”) and (ii) shares of the Company’s Common Stock (“Restricted Stock Awards”). Except where the context otherwise requires, the term “Company” shall include any parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Those provisions of the Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined below).

2.	Types of Awards and Administration.

2.1
Options. Options granted pursuant to the Plan (“Options”) shall be authorized by action of the Board of Directors of the Company (the “Board” or “Board of Directors”) and may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code or non-statutory Options which are not intended to meet the requirements of Section 422 of the Code. The vesting of Options may be conditioned upon the completion of a specified period of employment with the Company and/or such other conditions or events as the Board may determine. The Board may also provide that Options are immediately exercisable subject to certain repurchase rights in the Company dependent upon the continued employment of the optionee and/or such other conditions or events as the Board may determine.

2.1.1
Incentive Stock Options. All Options when granted are intended to be non-statutory Options, unless the applicable Option Agreement (as defined in Section 5.1) explicitly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options may only be granted to employees of the Company and shall be subject to and construed consistently with the requirements of Section 422 of the Code. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-statutory Option appropriately granted under the Plan provided that such Option (or portion thereof) otherwise meets the Plan’s requirements relating to non-statutory Options. The Company shall have no liability to any optionee, or to any other party, if an Option (or portion thereof) which is intended to be an Incentive Stock Option shall not qualify as an Incentive Stock Option.

2.2
Restricted Stock Awards. The Board in its discretion may grant Restricted Stock Awards, entitling the recipient to acquire, for a purchase price determined by the Board, shares of Common Stock subject to such restrictions and conditions as the Board may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

2.3
Administration. The Plan shall be administered by the Board, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board may in its sole discretion issue Restricted Stock and grant Options and issue shares upon exercise of such Options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe Restricted Stock Agreements, Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Restricted Stock Agreements and Option Agreements, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Restricted Stock Agreement or Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board, and if the Committee is so appointed all references to the Board in the Plan shall mean and relate to such Committee, other than references to the Board in this sentence and in Sections 19 (as to amendment of the Plan) and 22. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

3.	Eligibility.
Options may be granted, and Restricted Stock may be issued, to persons who are, at the time of such grant or issuance, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company.

3.1
10% Shareholder. For so long as the Code shall so provide, if any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code) (“10% Shareholder”), any Incentive Stock Option granted to such individual must: (i) have an exercise price per share of not less than 110% of the fair market value of one share of Common Stock at the time of grant; and (ii) expire by its terms not more than five years from the date of grant.

4.	Stock Subject to Plan.
Subject to adjustment as provided in Section 14.2 below, as of June 18, 2014, the maximum number of shares of Common Stock which may be issued under the Plan is Forty-Three Thousand Four Hundred and Fifty (43,450) shares (adjusted to reflect a one-for-forty (1:40) reverse stock split of Ginkgo Bioworks Holdings, Inc.’s Common Stock effected on August 19, 2024), and the maximum number of Incentive Stock Options which may be granted under the Plan is Forty-Three Thousand Four Hundred and Fifty (43,450) Incentive Stock Options (adjusted to reflect a one-for-forty (1:40) reverse stock split of Ginkgo Bioworks Holdings, Inc.’s Common Stock effected on August 19, 2024). If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares of Restricted Stock shall be forfeited to, or otherwise repurchased by, the Company pursuant to a Restricted Stock Agreement, such purchased shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares issued upon exercise of an Option are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan.

5.	Forms of Restricted Stock Agreements and Option Agreements.

5.1
Option Agreement. As a condition to the grant of an Option, each recipient of an Option shall execute an option agreement (“Option Agreement”) in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Option Agreements may differ among recipients.

5.2
Restricted Stock Agreement. As a condition to the issuance of Restricted Stock, each recipient thereof shall execute a restricted stock agreement (“Restricted Stock Agreement”) in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Restricted Stock Agreements may differ among recipients.

5.3
“Lock-Up” Agreement. Unless the Board specifies otherwise, each Restricted Stock Agreement and Option Agreement shall provide that upon the request of the Company or the managing underwriter(s), the holder of any Option or the purchaser of any Restricted Stock shall, in connection with any registration of securities of the Company under the Securities Act of 1933, as amended from time to time (the “Act”), agree in writing that for a period of time (not to exceed 180 days) from the effective date of the registration statement under the Act for such offering, the holder or purchaser will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Common Stock, no par value, of the Company owned or controlled by him or her.

6.	Purchase Price.

6.1
General. The purchase price per share of Restricted Stock and the per share exercise price of an Option shall be determined by the Board at the time of issuance in the case of Restricted Stock and at the time of grant in the case of Options.

6.2
Payment of Purchase Price. Option Agreements may provide for the payment of the exercise price by (i) delivery of a personal, certified or bank check or postal money order payable to the order of the Company in an amount equal to the exercise price of such Option, (ii) with the consent of the Board, delivery to the Company of shares of Common Stock of the Company already owned by the optionee for a period of six months and having a fair market value equal in amount to the exercise price of the Options being exercised, (iii) with the consent of the Board, a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code, (iv) in the event there is a public market for the Common Stock at such time, subject to rules as may be established by the Board, through delivery of irrevocable instructions to a broker to sell such shares and deliver promptly to the Company an amount equal to the aggregate exercise price, (v) any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations or (vi) any combination of such methods of payment. The fair market value of any shares of Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Board. Restricted Stock Agreements may provide for the payment of any purchase price in any manner approved by the Board at the time of authorizing the issuance thereof.

7.	Option Period.
Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option Agreement.

8.	Exercise of Options.

8.1
General. Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such Option, subject to the provisions of the Plan. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

8.2
Notice of Exercise. An Option may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the “Notice”), accompanied by payment for such shares. In addition, the Company may require any individual to whom an Option is granted, as a condition of exercising such Option, to give written assurances in a substance and form satisfactory to the Company to the effect that such individual is acquiring the Common Stock subject to the Option for his or her own account for investment and not with a view to the resale or distribution thereof, and to such other effects as the Company deems necessary or advisable in order to comply with any securities law(s). In addition, the Company may require any individual to whom an Option is granted, as a condition of exercising such Option, to become a party to a stockholders’ agreement or similar agreement, as may be amended from time to time, between the Company and its stockholders.

8.3
Delivery. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver or cause to be delivered to the optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the optionee’s name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

9.	Nontransferability of Options.
Except as the Board may otherwise permit or provide in an applicable Option Agreement, no Option shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of an optionee, an Option shall be exercisable only by the optionee.

10.	Termination of Employment; Disability; Death. Except as may be otherwise expressly provided in the terms and conditions of the Option Agreement, Options shall terminate on the earliest to occur of:

(i)	the date of expiration thereof;

(ii)	immediately upon the effective date of termination of the optionee’s employment with, or provision of services to, the Company by the Company for Cause (as hereinafter defined);

(iii)
90 days after the date of voluntary termination of the optionee’s employment with, or provision of services to, the Company by the optionee (other than for death or permanent disability as defined below); or

(iv)
90 days after the date of termination of the optionee’s employment with, or provision of services to, the Company by the Company without Cause (other than for death or permanent disability as defined below).

Until the date on which the Option so expires, the optionee may exercise that portion of his or her Option which is exercisable at the time of termination of the employment or service relationship.
An employment or service relationship between the Company and the optionee shall be deemed to exist during any period during which the optionee is employed by or providing services to the Company, either on a full-time or a part-time basis. Whether an authorized leave of absence or an absence due to military or government service shall constitute termination of the employment relationship between the Company and the optionee shall be determined by the Board at the time thereof.
For purposes of this Section 10, the term “Cause” shall mean (a) a good faith finding by the Board that the optionee willfully failed to perform his or her assigned duties for the Company, (b) any material breach by the optionee of any agreement to which the optionee and the Company are both parties, (c) any act (other than retirement) or omission to act by the optionee which may have a material and adverse effect on the Company’s business or on the optionee’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), or (d) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company.
In the event of the permanent and total disability or death of an optionee while in an employment or other relationship with the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such disability or death. After disability or death, the optionee (or in the case of death, his or her executor, administrator or any person or persons to whom this option may be transferred by will or by laws of descent and distribution) shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option as of the date of his or her disability or death. An optionee is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months; permanent and total disability shall be determined in accordance with Section 22(e)(3) of the Code and the regulations issued thereunder.

11.
Rights as a Shareholder. The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

12.
Additional Provisions. The Board of Directors may, in its sole discretion, include additional provisions in Restricted Stock Agreements and Option Agreements, including, without limitation, restrictions on transfer, rights of the Company to repurchase shares of Restricted Stock or shares of Common Stock acquired upon exercise of Options, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not be such as to cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

13.
Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options may be exercised or (ii) extend the period or periods of time during which all, or any particular, Option or Options may be exercised.

14.	Adjustment Upon Changes in Capitalization

14.1
No Effect of Options upon Certain Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14.2
Adjustment Provisions. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options, and (z) the price for each share subject to any then outstanding Options, without changing the aggregate purchase price as to which such Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

14.3
No Adjustment in Certain Cases. Except as expressly provided for herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

14.4
Board Authority to Make Adjustments. Any adjustments under this Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

15.	Effect of Certain Transactions

15.1
General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of capital stock are exchanged for securities, cash or other property of any other corporation or business entity, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to some or all outstanding Options (and need not take the same action as to each such Option): (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately following the consummation of such transaction unless exercised by the optionee to the extent otherwise then exercisable within a specified period following the date of such notice, provided that the vesting of any such Options so terminated shall have been accelerated as of immediately prior to the consummation of such transaction so that such Options may be exercised in full concurrently with the consummation of such transaction, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding

Options, in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in part or in full immediately prior to such event.

15.2
Substitute Options. The Company may grant Options in substitution for options held by employees of another corporation who become employees of the Company, as the result of a merger or consolidation of the employing corporation with the Company or as a result of the acquisition by the Company, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

15.3
Restricted Stock. In the event of a business combination or other transaction of the type detailed in Section 15.1, any securities, cash or other property received in exchange for shares of Restricted Stock shall continue to be governed by the provisions of any Restricted Stock Agreement pursuant to which they were issued, including any provision regarding vesting, and such securities, cash, or other property may be held in escrow on such terms as the Board of Directors may direct, to insure compliance with the terms of any such Restricted Stock Agreement.

16.
No Special Rights to an Employment or Other Business Relationship. Nothing contained in the Plan or in any Option or Restricted Stock Agreement shall confer upon any optionee or holder of Restricted Stock any right with respect to the continuation of his or her employment by the Company or any other business relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or other business relationship or to increase or decrease the compensation of such person.

17.
Other Employee Benefits. The amount of any compensation deemed to be received by an employee as a result of the issuance of shares of Restricted Stock or the grant or exercise of an Option or the sale of shares received upon such award or exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

18.	Special Provisions Relating to Section 409A of the Code and Regulations Promulgated Thereunder.

18.1
Intention to Price Options at Not Lower than Fair Market Value. It is the intention of the Company to issue all Options under the Plan with exercise prices at least equal to the fair market value of the Common Stock as of the date of grant. However, this Section 18 is included herein to ensure compliance with Section 409A of the Code in the event that any Option is issued with an exercise price lower than the fair market value of the Common Stock as of the date of grant.

18.2
Earliest Distribution Date. Notwithstanding anything contained in the Plan or any Option Agreement issued pursuant to the Plan, to the extent that any Option or Common Stock issuable upon exercise of an Option constitutes “deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”), such Option or Stock may not be distributed to the recipient earlier than:

(a)	the date of the recipient’s “separation from service” as determined in accordance with Section 409A (except as otherwise provided in Section 18.3(a),

(b)	the date the recipient becomes disabled (within the meaning of Section 18.4),

(c)	the date of the recipient’s death,

(d)	to the extent provided under Section 409A and regulations promulgated thereunder, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or

(e)	the occurrence of an unforeseeable emergency.

18.3	Special rules.

(a)	Specified employees. In the case of any specified employee, the requirement of Section 18.2(a) is met only if distributions may not be made before the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the recipient). For purposes of the preceding sentence, a specified employee is a key employee (as defined in section 416(i) of the Code without regard to paragraph (5) thereof) of a Company any stock in which is publicly traded on an established securities market or otherwise.

(b)	Unforeseeable emergency. For purposes of Section 18.2(e):

(i)	In general. The term “unforeseeable emergency” means a severe financial hardship to the recipient resulting from an illness or accident of the recipient, the recipient’s spouse, or a dependent (as defined in section 152(a) of the Code) of the recipient, loss of the recipient’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the recipient.

(ii)	Limitation on distributions. The requirement of Section 18.2(e) is met only if, as determined under regulations promulgated pursuant to the Code, the amounts distributed with respect to an emergency do not exceed the amounts necessary to satisfy such emergency, including amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

18.4	Disabled. For purposes of Section 18.2(b), a recipient shall be considered disabled if the recipient:

(a)	is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)	is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

18.5	No Acceleration. No acceleration of the time or schedule of any payment governed by this Section 18 shall occur except as provided in regulations promulgated pursuant to Section 409A.

18.6
Compliance with Section 409A. This Section 18 is intended to comply with Section 409A and the regulations promulgated thereunder, and to the extent it conflicts with Section 409A and such regulations at any time, it shall be construed in accordance with Section 409A and such regulations as they may be in effect at such time.

19.	Amendments.

19.1	The Board may at any time, and from time to time, modify, amend or suspend the Plan in any respect.

19.2	The termination or any modification or amendment of the Plan shall not, without the consent of an optionee or the holder of Restricted Stock, adversely affect his or her rights under an Option or Restricted Stock Award previously granted to him or her. With the consent of the recipient of Restricted Stock or optionee affected, the Board may amend outstanding Restricted Stock Agreements or Option Agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

20.
Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of Restricted Stock, any federal, state or local taxes of any kind required by law to be withheld with respect to issuance of any shares of Restricted Stock or shares issued upon exercise of Options. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the obligor may elect to satisfy such minimum withholding obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable or (ii) by delivering to the Company shares of Common Stock of the Company already owned by the obligor for a period of at least six months. The shares so withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A person who has made an election pursuant to this Section 20 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

21.	Effective Date and Duration of the Plan.

21.1
Effective Date. The Plan shall become effective when adopted by the Board of Directors. If shareholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board. Amendments requiring shareholder approval shall become effective when adopted by the Board, but if shareholder approval is not obtained within twelve months of the Board’s adoption of such amendment, unless otherwise permitted under the Code, any Incentive Stock Options granted pursuant to such amendment shall be deemed to be non-statutory Options provided that such Options are authorized by the Plan. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

21.2
Termination. Unless sooner terminated by action of the Board of Directors, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors.

22.
Requirements of Law. The Company shall not be required to sell or issue any shares under any Option or Restricted Stock Agreement if the issuance of such shares shall constitute a violation by the optionee, the Restricted Stock Award recipient, or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Act, the Company shall not be required to issue any shares upon exercise of any Option unless the Company has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required in connection with any such transfer. Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act or under the securities laws of each relevant state or other jurisdiction, the Company may imprint on the certificate(s) appropriate legends that counsel for the Company considers necessary or advisable to comply with the Act or any such state or other securities law. The Company may register, but in no event shall be obligated to register, any securities covered by the Plan pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

23.	Governing Law. This Plan and each Option or Restricted Stock Agreement shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.